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                                                                     EXHIBIT 11

                                ROCK-TENN COMPANY
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 Three months Ended
                                                                          December 31,            December 31,
                                                                                  1996                    1995
--------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE

Net income                                                                     $ 7,399                 $11,785
                                                                               -------                 -------

Average common shares outstanding                                               33,171                  33,163

Average common shares outstanding including
common equivalent shares                                                        34,075                  33,932

Primary earnings per common share                                              $   .22                 $   .36

Primary earnings per common and common
   equivalent share                                                            $   .22                 $   .35
                                                                               =======                 =======



FULLY DILUTED EARNINGS PER SHARE

Net income                                                                     $ 7,399                 $11,785
                                                                               -------                 -------

Average common shares outstanding                                               33,171                  33,163

Average common shares outstanding including
     common equivalent shares                                                   34,108                  33,932

Fully diluted earnings per common share                                        $   .22                 $   .36

Fully diluted earnings per common and common
     equivalent share                                                          $   .22                 $   .35
                                                                               =======                 =======

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